Exhibit 1.1

[●] Shares

Alight Inc.

Common Stock

($0.01 Par Value)

EQUITY UNDERWRITING AGREEMENT

[●], 2019

Merrill Lynch, Pierce, Fenner & Smith

 Incorporated

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As Representatives of the

            Several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

       Incorporated

One Bryant Park

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Alight Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named on Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of [●] shares (the “Firm Shares”) of the Company’s Class A common stock, $0.01 par value (the “Common Stock”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names on Schedule I hereto. The Company also proposes to sell at the Underwriters’ option an aggregate of up to [●] additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

As the Representatives, you have advised the Company that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names on Schedule I hereto, plus their pro rata portion of the Option Shares set forth opposite their respective names on Schedule II hereto, if you elect to exercise the option in whole or in part for the accounts of the several Underwriters.

The Company, upon receipt thereof, will contribute the net proceeds from the sale by the Company of the Firm Shares and the Option Shares to Tempo Holding Company, LLC, a Delaware

limited liability company (the “Operating Company”), of which the Company is or, after the consummation of the IPO Transactions, will be the the sole managing member, in exchange for limited liability company units of the Operating Company (the “LLC Units”). On or prior to the Closing Date, the Company will effect certain reorganization transactions as described in the Registration Statement, the General Disclosure Package and the Prospectus (each as defined herein). In this Agreement, such reorganization transactions are referred to as the “IPO Transactions,” and the agreements pursuant to which the IPO Transactions will be effected are referred to as the “IPO Transaction Agreements.” All references to (x) Subsidiaries (as defined herein) of the Company shall be understood to refer to Subsidiaries of the Company, including the Operating Company, after giving effect to the IPO Transactions and (y) properties of the Company, the Operating Company or any of their Subsidiaries, shall be understood to refer to the properties of the Company, the Operating Company or any of their Subsidiaries, respectively, after giving effect to the IPO Transactions.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.    Representations and Warranties of the Company and the Operating Company.

Each of the Company and the Operating Company jointly and severally represents and warrants to each of the Underwriters as follows:

(a)    A registration statement on Form S-1 (File No. 333-229677) with respect to the Shares has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been made available by the Company to you, as Representatives of the Underwriters. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement”, which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this equity underwriting agreement (this “Agreement”). “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus”.

(b)    As of the Applicable Time (as defined below) and as of the Closing Date or the Option Closing Date (as defined below), as the case may be, neither (i) the General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule III hereto, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package or any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 hereof.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [●] [a][p].m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representatives.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”) that is identified on Schedule IV hereto.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Shares, including without limitation any “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations of the Act (“Rule 405”)) that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) excepted from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Shares or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Statutory Prospectus” means the Preliminary Prospectus dated [●], 2019.

(c)    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Operating Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. Except as would not reasonably be expected to have a Material Adverse Effect (as defined below), each of the other subsidiaries of the Company (collectively and together with the Operating Company, the “Subsidiaries”), has been duly organized and is validly existing as a corporation, limited liability company, limited partnership or similar entity in good standing under the laws of the jurisdiction of its organization with requisite power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification except where the failure to be so qualified would not have, individually or in the aggregate, a material adverse effect on the results of operations, business, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole (the occurrence of any such effect being referred to as a “Material Adverse Effect”). Except as would not reasonably be expected to have a Material Adverse Effect, (x) the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, other than any such liens or encumbrances arising pursuant to indebtedness or financing arrangements described in the Registration Statement, the General Disclosure Package and the Prospectus; and (y) no

options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(d)    The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the shares of Common Stock of the Company to be issued and sold by the Company in connection with the IPO Transactions (the “IPO Transaction Shares”) have been duly authorized and when issued on or prior to the Closing Date in accordance with the terms of the IPO Transaction Agreements, will be validly issued, fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive or similar rights of stockholders exist with respect to any of the IPO Transaction Shares or the Shares or the issue and sale thereof that have not been complied with or otherwise validly waived. None of the outstanding shares of Common Stock of the Company were issued in violation of the preemptive or other similar rights of any stockholder of the Company. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. The outstanding LLC Units have been duly authorized and validly issued; and the LLC Units to be issued in the IPO Transactions have been duly authorized and when issued and delivered by the Operating Company on or prior to the Closing Date, will be duly and validly issued. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there are no outstanding securities convertible into or exchangeable for any Common Stock or LLC Units and (ii) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for Common Stock, LLC Units or any other securities of the Company or the Operating Company. None of the outstanding LLC Units were issued in violation of any preemptive or other similar rights.

(e)    The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is a fair summary of the matters described therein in all material respects. The terms of the Shares conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. The form of certificates for the Shares (if any) complies in all material respects with the applicable corporate law of the jurisdiction of the Company’s incorporation and to any applicable requirements of the Company’s organizational documents. Subsequent to the respective dates as of which financial information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise disclosed therein or in this Agreement, the Company has not: (i) issued any securities; (ii) incurred any liability or obligation, direct or contingent, for borrowed money, which is material to the Company and its Subsidiaries, taken as a whole; or (iii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

(f)    The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Shares, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. On the effective date of the Registration Statement and on the date hereof, the Registration Statement did and does comply, and as of the date of the Prospectus, when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any Option Closing Date, as the case may be, the Prospectus (and any amendments or supplements thereto) will comply, in all material respects with the applicable requirements of the Act and the Rules and Regulations; on the effective date of the Registration Statement and on the date hereof, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; on its date, on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Option Closing Date, as the case may be, the Prospectus (and any amendments and supplements thereto) will not contain any untrue statement of a material fact and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 12 hereof.

(g)    No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Shares.

(h)    The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and consistent with Section 4(b) hereof.

(i)    (i) At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares as contemplated by the Registration Statement.

(j)    The consolidated financial statements of the Operating Company, the Company’s predecessor for accounting purposes, and its subsidiaries together with the related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Act and present fairly, in all material respects, the combined and consolidated financial position and the results of operations and cash flows of the Operating Company, at the indicated dates and for the indicated periods, in conformity with United States generally accepted principles of accounting (“GAAP”).The consolidated financial statements of the Company, together with the related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, comply in all material respects with the applicable requirements of the Act and present fairly, in all material respects, the financial position of the Company, at the indicated dates, in conformity with GAAP. The summary and selected consolidated financial and statistical data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, on the basis stated therein, the information shown therein in all material respects. The pro forma financial statements and other pro forma financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the

Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. All disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46). There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(k)    Ernst & Young LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is, to the knowledge of the Company, an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”) as required by the Act.

(l)    Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the NASDAQ Stock Market thereunder (collectively, the “Sarbanes-Oxley Act”) have been applicable to the Company or the Operating Company, there is and has been no failure on the part of the Company and the Operating Company to comply in all material respects with any provision of the Sarbanes-Oxley Act. Each of the Company and the Operating Company has taken all necessary actions to ensure that it is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act that are in effect and with which it is required to comply (including Section 402 related to loans).

(m)    There is no legal, governmental, administrative or regulatory investigation, action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, or to which any property of the Company or its Subsidiaries is, or to the knowledge of the Company, would reasonably be expected to be, subject, before any court or regulatory or administrative agency or otherwise, which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(n)    Except as otherwise disclosed in the Registration Statement, General Disclosure Package and Prospectus, the Company and its Subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all of the properties and assets that are material to the respective businesses of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o)    The Company and its Subsidiaries have filed all U.S. federal, state, local and foreign tax returns which have been required to be filed or have requested extensions thereof (except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect or except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus) and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due, except for any such taxes and assessments (i) that are currently being contested in good faith and for which adequate reserves or accruals have been provided in accordance with GAAP or (ii) as would not reasonably be expected to have a Material Adverse Effect or as otherwise disclosed in the Registration Statement, General Disclosure Package and the Prospectus.

(p)    Since the date of the most recent financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus and except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise), or prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of business, (ii) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or its Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, and (iii) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.

(q)    Neither the Company nor the Operating Company is in violation of its certificate of incorporation or charter, by-laws, certificate of formation or limited liability company agreement, as applicable, and, except as would not reasonably be expected to have a Material Adverse Effect, no other Subsidiary of the Company is in violation of its certificate or articles of incorporation or organization, charter, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, as applicable. Neither the Company nor any of its Subsidiaries is (i) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (ii) in violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets, except in the case of clauses (i) and (ii), for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement and the IPO Transaction Agreements and the consummation of the transactions contemplated herein or in the IPO Transaction Agreements, and the fulfillment of the terms hereof and thereof, (i) will not conflict with the certificate or articles of incorporation or organization, charter, by-laws, certificate of formation, limited liability company agreement or other organizational documents, as applicable, of the Company or any Subsidiary and (ii) will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or its Subsidiaries, as the case may be, is a party or by which the Company or its Subsidiaries or any of their respective properties is bound, or any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company or any of Subsidiary of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company or any Subsidiary, or any of their properties or assets, except in the case of clause (ii) only, for such conflicts, breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the IPO Transaction Agreements or the consummation of any of the transactions contemplated hereby or thereby.

(r)    The Company and its Subsidiaries have full right, power and authority to execute and deliver, and perform its obligations under, this Agreement and the IPO Transaction Agreements to the extent that such entity is party to such agreements, the execution and delivery of, and the performance by the Company and its Subsidiaries of their obligations under, this Agreement and each of the IPO Transaction Agreements, to the extent such entity is a party to such agreement, has been duly and validly authorized by all necessary corporate, limited partnership, limited liability company or similar applicable action on the part of the Company and each Subsidiary, and this Agreement and each of the IPO Transaction Agreements to which the Company or any of its Subsidiaries is a party has been duly executed and delivered by the Company and each Subsidiary party thereto. Each IPO Transaction Agreement constitutes a legally valid and binding obligation of the Company and each Subsidiary party thereto, enforceable against such entity in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to rights to indemnity and contribution thereunder, except as rights may be limited by applicable law or policies underlying such law.

(s)    Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company and the Operating Company of this Agreement and by the Company, the Operating Company and their Subsidiaries of each of the IPO Transaction Agreements to which the Company, the Operating Company or their Subsidiaries are a party and the consummation of the transactions herein and therein contemplated has been obtained or made and is in full force and effect (except such additional steps as may be required by the Commission under the Act or the Exchange Act, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or the NASDAQ Stock Market, or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws).

(t)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries (i) hold all licenses, registrations, certificates and permits from governmental authorities (collectively, “Governmental Licenses”) which are necessary to the conduct of their business, (ii) are in compliance with the terms and conditions of all Governmental Licenses, and all Governmental Licenses are valid and in full force and effect, and (iii) have not received any written or other notice of proceedings relating to the revocation or modification of any Governmental License.

(u)    The Company and its Subsidiaries own or possess adequate rights to use all patents, inventions, trademarks, trade names, service marks, logos, copyrights, software, licenses, trade secrets and know-how (including unpatented and unpatentable proprietary or confidential information, methods, processes, know-how, systems or procedures) (collectively, the “Intellectual Property”) used in or reasonably necessary to conduct their business as presently conducted, except where the failure to own or possess such rights would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or any of its Subsidiaries has received any communication or notice alleging any claim of infringement, misappropriation or conflict with the asserted rights of others in connection with the Intellectual Property which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as otherwise disclosed in the Registration Statement, General Disclosure Package and Prospectus: (i) none of the Intellectual Property or technology (including information technology and outsourced arrangements) employed by the Company or its Subsidiaries is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries or any of their respective officers, directors or employees; (ii) the Company and its Subsidiaries own or have a valid right to access and use all computer systems, networks, hardware, software, databases (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), websites and equipment used to process, store, maintain and operate data, information, and functions used in connection with the business of the Company and its Subsidiaries as currently conducted (the “Company IT Systems”), (iii) the Company IT Systems are adequate for, and operate and perform in all material respects as required in connection with, the operation of the business of the Company and its Subsidiaries as currently conducted and (iv) the Company and its Subsidiaries have implemented reasonable backup and disaster recovery technology consistent with industry standards and practices.

(w)     Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i)(x) there has been no security breach or other compromise of or relating to the Company IT Systems or any personally identifiable information or other sensitive data (“Personal Data”) used, stored, processed, or handled by the Company or its Subsidiaries and (y) the Company and its Subsidiaries have not been notified of any event or condition that would reasonably be expected to result in, any security breach or other compromise to Company IT Systems and Personal Data and (ii) the Company and its Subsidiaries are presently in compliance with all applicable laws, statutes, regulations and contractual obligations relating to the privacy and security of the Company IT Systems and Personal Data.

(x)    Neither the Company nor, to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the unlawful stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares.

(y)    The Company is not and, after giving effect to the offering and sale of the Shares contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(z)    Alight Financial Advisors, LLC (the “Investment Advisory Subsidiary”) is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Investment Advisory Subsidiary is the only direct or indirect subsidiary of the Company that may be required to be registered as an investment adviser under the Advisers Act.

(aa)    Alight Financial Solutions, LLC (the “Broker-Dealer Subsidiary”) is duly registered as a broker-dealer under the Exchange Act. The Broker-Dealer Subsidiary is the only direct or indirect subsidiary of the Company that is required to be registered as a broker-dealer under the Exchange Act. The Broker-Dealer Subsidiary is a member in good standing of FINRA.

(bb)    The Company will cause each of the Investment Advisory Subsidiary and the Broker-Dealer Subsidiary to comply with all laws, regulations, ordinances and rules of FINRA, the Commission and any other regulatory body or governmental authority having jurisdiction applicable to it or its operations relating to investment advisory or broker-dealer activities, as the case may be, except where any failure to comply with any such law, regulation, ordinance or rule would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(cc)    The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, since the end of the Company’s and the Operating Company’s most recent audited fiscal year, as applicable, there has been (i) no material weakness in the Company’s or the Operating Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s or the Operating Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s or the Operating Company’s internal control over financial reporting (it being understood that subsections (i) and (ii) shall not require the Company to comply with Section 404 of the Sarbanes-Oxley Act of 2002 as of an earlier date than it would otherwise be required to so comply under applicable law).

(dd)    The Company has established and maintains “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act); the Company’s “disclosure controls and procedures” are reasonably designed to ensure that information (both financial and non-financial) required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations under the Exchange Act, and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(ee)    The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate in all material respects, and such data agree with the sources from which they are derived. The Company does not require the consent of any third party not yet obtained for the use of any such data.

(ff)    The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including without limitation, those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act of 1970, as amended by Title III of the Uniting and

Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, otherwise known as the Currency and Foreign Transactions Reporting Act, as amended, the money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of the Subsidiaries thereunder (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(gg)    Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, controlled affiliate, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, is or is owned or controlled by one or more persons or entities that are (i) currently the subject or the target of any sanctions administered or imposed by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce or the U.S. Department of State), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”); (ii) currently the subject or target of any Sanctions, or is located, organized or resident in a country or territory that is the subject of Sanctions (a “Sanctioned Country”) (including, without limitation, Crimea, Cuba, Iran, North Korea and Syria); or (iii) designated as a ‘specially designated national’ or a ‘blocked person’ by the U.S. government. Neither the Company nor any of its Subsidiaries have, during the past three years, knowingly engaged in, are now knowingly engaged in, or will knowingly engage in, any dealings or transactions with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions. Neither the Company nor the Operating Company will directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (x) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding or facilitating, is the subject or target of Sanctions; (y) to fund or facilitate any activities of or business in any Sanctioned Country in violation of Sanctions or (z) in any other manner which would reasonably be expected to result in the imposition of Sanctions against any person (including any person participating in the transaction, whether as an initial purchaser, underwriter, advisor, investor or otherwise).

(hh)    Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, controlled affiliate, employee or other person acting on behalf of the Company or any of its Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, (iii) taken any action on behalf of the Company, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Company, its Subsidiaries and controlled affiliates have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with all applicable anti-bribery and anti-corruption laws. Neither the Company nor its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.

(ii)    The Company and each of the Subsidiaries carry, or are covered by, insurance, from insurers of recognized financial responsibility, in such amounts and covering such risks as is prudent and customary for companies engaged in similar businesses; and neither the Company nor any of its Subsidiaries has any reason to believe that it will not be able to renew existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(jj)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”)) for which the Company or any member of its “Controlled Group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended (the “Code”)) would have liability (each a “Plan”) is in compliance with all presently applicable statutes, rules and regulations, including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred, and (b) neither the Company nor any member of its Controlled Group has incurred or expects to incur liability under Title IV of ERISA (other than for contributions to the Plan or premiums payable to the Pension Benefit Guaranty Corporation, in each case in the ordinary course and without default); (iii) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard within the meaning of such sections of the Code or ERISA; and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(kk)    Except in each case as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its Subsidiaries: (i) are in compliance with all applicable federal, state and local statutes, rules and regulations relating to pollution or to the protection of the environment, natural resources or human health or safety, or to the manufacture, use, generation, treatment, storage, disposal, release or threatened release of hazardous or toxic substances, pollutants, contaminants or wastes or the arrangement for such activities (“Environmental Laws”); (ii) have obtained and are in compliance with all permits, licenses, authorizations or other approvals required of them under Environmental Laws to conduct their business; and (iii) have not received written notice of any actual, pending or threatened claim or potential liability under Environmental Laws in respect of its past or present business, operations (including the disposal of hazardous substances at any off-site location) or facilities or real property (whether owned, leased or operated) and the Company is not aware of any facts or conditions that could reasonably be expected to give rise to any such claim or liability.

(ll)    There are no relationships or related-party transactions involving the Company or any of its Subsidiaries or any other person required to be described in the Registration Statement, the General Disclosure Package or the Prospectus which have not been so described as required.

(mm)    Except as provided under the terms of any indebtedness of the Company or its Subsidiaries disclosed in the Registration Statement or as would not reasonably be expected to have a Material Adverse Effect, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(nn)    No labor disturbance by or dispute with employees of the Company or any of its Subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(oo)    Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, any of its Subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(pp)    There are no franchises, contracts or other documents of a character required to be described in the Registration Statement or Prospectus, or to be filed as exhibits thereto, that are not so filed or described. The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the headings “Organizational Structure,” “Certain Relationships and Related Person Transactions,” “Description of Capital Stock,” “Shares Eligible for Future Sale” and “Certain United States Federal Income and Estate Tax Consequences to Non U.S. Holders,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings in all material respects.

(qq)    Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any Underwriter or, to its knowledge, any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Shares to repay any outstanding debt owed to any Underwriter or, to its knowledge, any affiliate of any Underwriter.

2.    Purchase, Sale and Delivery of the Firm Shares.

(a)    On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company hereby agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $[●] per share, the number of Firm Shares set forth opposite the name of each Underwriter on Schedule I hereto, subject to adjustments in accordance with Section 8 hereof.

(b)    Payment for the Firm Shares to be sold hereunder is to be made in federal (same day) funds against delivery of book-entry interests or certificates, as applicable, therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York, at [●] [a].m., New York time, on [●], 2019 or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the NASDAQ Stock Market is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

(c)    In addition, on the basis of the representations, warranties and covenants herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in Section 2(a) hereof, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Shares but not payable on the Option Shares. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) at any time, from time to time thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such Option Shares are to be delivered. The time and date at which book-entry interests or certificates, as applicable, for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than two nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is two or more business days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

3.    Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.    Covenants of the Company.

The Company covenants and agrees with the several Underwriters that:

(a)    The Company will (A) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act and (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing in a timely manner or which is not in compliance with the Rules and Regulations.

(b)    The Company will (i) not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (such approval not to be unreasonably conditioned, delayed or withheld) (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included on Schedule IV hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder. The Company has satisfied or will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(c)    Prior to the termination of the offering of the Shares, the Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed, (D) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act, (F) of the occurrence of any event or development within the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act (the “Prospectus Delivery Period”) as a result of which the Prospectus, the General Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the General Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, and (G) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or, to the knowledge of the Company, threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any order referred to in clause (E) or (G) of this paragraph and to obtain as soon as possible the lifting thereof, if issued.

(d)    The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose; provided that the Company shall not be required to (x) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (y) file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or (z) subject itself to taxation in any such jurisdiction if it is not otherwise so subject. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(e)    The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the Prospectus Delivery Period, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives as many copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representatives may reasonably request.

(f)    The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event or development shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any applicable federal or state securities law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

(g)    If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event or development shall occur or condition shall exist as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any applicable federal state or law, the Company promptly will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(h)    The Company will make generally available to its security holders, as soon as it is practicable to do so, an earnings statement or statements (which need not be audited) which shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act, which obligation may be satisfied by filing such earnings statement or statements with the Commission’s Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system.

(i)    No (whether by the Company or any of its subsidiaries) (a) offering, pledge, sale, contract to sell, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such), (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, (c) filing with the Commission of a registration statement under the Act relating to any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (d) public disclosure of the intention to make any such offer, pledge, sale, disposition, swap, submission or filing, will be made for a period of 180 days after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of each of the Representatives, provided, however, that the Company may issue and sell:

(i)    the shares of Common Stock to be sold hereunder and securities issued, transferred, redeemed or exchanged in connection with the IPO Transactions, (ii) Common Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to any employee equity incentive plan of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus that is in effect at or prior to the Closing Date, including, for the avoidance of doubt, the Alight Inc. Omnibus Incentive Plan (each an “Incentive Plan”) and the filing of a registration statement on Form S-8 pertaining to any such Incentive Plan, (iii) Common Stock in respect of tax withholding payments due upon the exercise of options or the vesting of restricted stock grants pursuant to any Incentive Plan; (iv) Common Stock in exchange for LLC Units in accordance with the exchange agreement referred to in the Registration Statement, the General Disclosure Package and the Prospectus that is in effect at or prior to the Closing Date and (v) Common Stock in an amount equal to up to five percent of the outstanding shares of Common Stock collectively beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) by Stockholder Entities (as defined in that certain Stockholders Agreement, dated as of the date hereof, by and among the Company and the other parties thereto) on the Closing Date immediately after this offering, or securities convertible into or exercisable or exchangeable for such amount of Common Stock, in connection with mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions; provided that, in the case of clause (iv) or (v), the recipient or acquiree of any such Common Stock or securities convertible into or exercisable or exchangeable for Common Stock is a party to or enters into an agreement substantially in the form of Exhibit A hereto with respect to such securities (the “Lock-up Agreement”).

(j)    The Company will use its best efforts to maintain the listing of the Shares on the NASDAQ Stock Market.

(k)    The Company and the Operating Company shall apply the net proceeds of the sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(l)    The Company has caused each of the persons listed in Schedule V hereto to execute and deliver to you, on or prior to the date of this Agreement, a Lock-up Agreement substantially in the form attached hereto as Exhibit A. If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in a Lock-up Agreement for an officer or director of the Company and provide the Company with notice of the impending release or waiver, substantially in the form attached as Exhibit B hereto, at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(m)    The Restricted Class A Unit Agreement, by and among the Company, the Operating Company, Tempo Management, LLC, a Delaware limited liability company, and each of the other signatories party thereto has been executed and delivered by each of the parties thereto on or prior to the date of this Agreement and no waiver, modification or amendment of the transfer restrictions contained in Section 7(d) of such Restricted Class A Unit Agreement has occurred or will occur for a period of 180 days after the date of the Prospectus.

(n)    The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(o)    Neither the Company nor its affiliates have taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the unlawful stabilization or manipulation of the price of any securities of the Company.

(p)    The Company will deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification.

5.    Costs and Expenses.

Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Company; (ii) the fees and disbursements of counsel for the Company; (iii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon (if applicable); (iv) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares, provided that the cost of any airplane chartered for use in such presentations shall be split evenly between the Company, on the one hand, and the Underwriters, on the other hand; (v) the cost of printing and delivering to, or as reasonably requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Issuer Free Writing Prospectuses, the Prospectus, this Agreement, the listing application, any Blue Sky survey, in each case, any supplements or amendments thereto; (vi) the filing fees of the Commission; (vii) the filing fees and expenses (including reasonable legal fees and disbursements) incident to securing any required review by FINRA of the terms of the sale of the Shares in an amount not to exceed $75,000; (viii) all expenses and application fees related to the listing of the Shares on of the NASDAQ Stock Market; (ix) the cost of printing certificates, if any, representing the Shares; (x) the costs and charges of any transfer agent, registrar or depositary; and (xi) the expenses (including reasonable fees and disbursements of counsel for the Underwriters) incurred in connection with the qualification of the Shares under foreign or state securities or blue sky laws and the preparation, printing and distribution of a blue sky memorandum (including the related reasonable fees and expenses of counsel for the Underwriters).

The Company shall not, however, be required to pay for any of the Underwriters’ expenses (other than those related to qualification under FINRA regulation and state securities or blue sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 10 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, the Company shall reimburse the Underwriters severally through the Representatives for reasonable and documented out-of-pocket expenses, including reasonable fees and disbursements of counsel incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder.

6.    Conditions of Obligations of The Underwriters.

The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Operating Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)    The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus and each Issuer Free Writing Prospectus required shall have been filed as required by Rules 424, 430A, 430B, 430C or 433 under the Act, as applicable, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to its reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

(b)    Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities, convertible securities or preferred stock issued, or guaranteed by, the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(c)    The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, (i) the legal opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Company and the Operating Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters and substantially in the form of Annex A-1 hereto and (ii) the legal opinion of the principal legal officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters and substantially in the form of Annex A-2 hereto.

(d)    The Representatives shall have received from Kirkland & Ellis LLP, counsel for the Underwriters, a legal opinion and 10b-5 statement, dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(e)    You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Ernst & Young LLP containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)    The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company and the Operating Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i)    The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or no order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)    The representations and warranties of the Company and the Operating Company contained in Section 1 hereof are true and correct and that the Company and the Operating Company have complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied hereunder as of the Closing Date or the Option Closing Date, as the case may be; and

(iii)    Since the date of the most recent financial statements included in the General Disclosure Package and the Prospectus, there has been no Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(g)    The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(h)    The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the NASDAQ Stock Market.

(i)    The Lockup Agreements described in Section 4(l) hereof are in full force and effect.

(j)    On or prior to the Closing Date, the IPO Transactions shall have been consummated in accordance with the IPO Transaction Agreements.

(k)    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(l)    The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Financial Officer of the Company, dated the Closing Date or the Option closing Date in the form set forth in Exhibit D hereto.

(m)    Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the results of operations, business, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the General Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Representatives and to Kirkland & Ellis LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Section 5 hereof).

7.    Indemnification.

(a)    The Company and the Operating Company, jointly and severally, agree:

(i)    to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”)), the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter, Affiliate, director, officer or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, or such amendment or supplement, made in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof; and

(ii)    to reimburse each Underwriter, each Underwriters’ Affiliates, directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses documented and reasonably incurred by such Underwriter, director or officer or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)    Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company and the Operating Company, each of their respective directors or managing member, as applicable, each of the Company’s officers who have signed the Registration Statement, each person, if any, who controls the Company or the Operating Company within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company, the Operating Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses documented and reasonably incurred by the Company or any such director, officer, controlling person or the Operating Company in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 12 hereof. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c)    In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 7(a) or (b) hereof shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced (through the forfeiture of substantive rights and defenses) by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b) hereof. In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the documented and reasonably incurred fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the documented and reasonably incurred fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action or (iv) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) hereof and by the Company and/or the Operating Company, as the case may be, in the case of parties indemnified pursuant to Section 7(b) hereof. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)    To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) hereof in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or unavailable for any reason then each indemnifying party shall contribute on a several basis to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the Operating Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Operating Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(d) shall be deemed to include any reasonable legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii)

no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each Affiliate, director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company or the Operating Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement, each director of the Company or the Operating Company and the managing member of the Operating Company shall have the same rights to contribution as the Company and the Operating Company, as applicable, subject in each case to the applicable terms and conditions of this paragraph (d).

(e)    In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan, agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f)    Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Operating Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers, the Operating Company, its directors or managing member, or any persons controlling the Company or the Operating Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, the Operating Company, its directors or managing member, or any person controlling the Company or the Operating Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.    Default by Underwriters.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Operating Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters, the Company or the Operating Company except to the extent provided in Section 5 and Section 7 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 8, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding five business days, as you, as Representatives, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9.    Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or faxed and confirmed as follows: if to the Underwriters, to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, fax: (646) 855 3073, with a copy to Attention: ECM Legal, fax: (212) 230-8730, J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk, fax: (212) 622-8358 and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, as well as a copy to Kirkland & Ellis LLP, 601 Lexington Avenue, New York, NY 10022, Attention: Joshua N. Korff, Esq. and Michael Kim, Esq., fax: (212) 446-4900; if to the Company or the Operating Company, to 4 Overlook Point, Lincolnshire, Illinois 60069, Attention: General Counsel, with a copy to Simpson Thacher & Bartlett LLP, 900 G Street, N.W., Washington, D.C. 20008, Attention: Joshua Ford Bonnie, Esq. and Edgar J. Lewandowski, Esq., fax: (212) 455-2502.

10.    Termination.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, any material adverse change in or affecting the results of operations, business, assets, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis (including, without limitation, an act of terrorism) or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your judgment, make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Preliminary Prospectus or the Prospectus; (iii) suspension of trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on any such exchange; (iv) the declaration of a banking moratorium by the United States or New York State and other jurisdictions as applicable authorities; (v) any downgrading in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (within the meaning of Rule 3(a)(62) under the

Exchange Act) or any public announcement by any such organization that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; or (vii) the suspension of trading of the Company’s common stock by the NASDAQ Stock Market, the Commission or any other governmental authority; or (b) as provided in Sections 6 and 8 of this Agreement.

11.    Successors.

This Agreement has been and is made solely for the benefit of the Underwriters, the Company, the Operating Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

12.    Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, or the Prospectus consists of the information set forth: in the last paragraph of the cover page regarding delivery of the Securities in the Preliminary Prospectus and Prospectus; and in the third, eighth, fifteenth and seventeenth paragraphs under the caption “Underwriting (Conflicts of Interest)” in the Preliminary Prospectus and Prospectus.

13.    Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company, its directors, officers or controlling person thereof, or by or on behalf of the Operating Company, its directors, officers or controlling person thereof, and (c) delivery of and payment for the Shares under this Agreement.

The Company and the Operating Company acknowledge and agree that each Underwriter in providing investment banking services to the Company and the Operating Company in connection with the offering, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor and not as a fiduciary and the Company and the Operating Company do not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Operating Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Operating Company shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Operating Company with respect thereto. Any review by the Underwriters of the Company, the Operating Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Operating Company.

This Agreement constitutes the entire agreement of, and supersedes all prior agreements and understandings (whether written or oral) between, the Company, the Operating Company and the Underwriters, or any of them, with respect to the subject matter hereof. The section headings used herein are for convenience only and shall not affect the construction hereof. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

This Agreement and any claim, controversy or dispute relating to or arising from this Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.

The Underwriters, the Company (on its own behalf and, to the extent permitted by law, on behalf of its stockholders) and the Operating Company (on its own behalf and, to the extent permitted by law, on behalf of its unitholders) waive any right to trial by jury in any action, claim, suit or proceeding with respect to your engagement as underwriter or your role in connection herewith.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company, the Operating Company and the several Underwriters in accordance with its terms.

Very truly yours,

Alight Inc.

By:
Name:
Title:

Tempo Holding Company, LLC

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:
Name:
Title:

J.P. MORGAN SECURITIES LLC

By:
Name:
Title:

MORGAN STANLEY & CO. LLC

By:
Name:
Title:

As Representatives of the several Underwriters listed on Schedule I hereto

SCHEDULE I

SCHEDULE OF UNDERWRITERS

Number of Firm Shares to be Purchased
Underwriter
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[●]
J.P. Morgan Securities LLC	[●]
Morgan Stanley & Co. LLC	[●]
Barclays Capital Inc.	[●]
BMO Capital Markets Corp.	[●]
Citigroup Global Markets Inc.	[●]
Credit Suisse Securities (USA) LLC	[●]
Deutsche Bank Securities Inc.	[●]
Goldman Sachs & Co. LLC	[●]
Blackstone Advisory Partners L.P.	[●]
CIBC World Markets Corp.	[●]
PNC Capital Markets LLC	[●]
Robert W. Baird & Co. Incorporated	[●]
KeyBanc Capital Markets Inc.	[●]
Macquarie Capital (USA) Inc.	[●]
Stephens Inc.	[●]
Stifel, Nicolaus & Company, Incorporated	[●]
Academy Securities, Inc.	[●]
BTIG, LLC	[●]
Loop Capital Markets LLC	[●]
Samuel A. Ramirez & Company, Inc.	[●]
Siebert Cisneros Shank & Co., L.L.C.	[●]

Total	[●]

SCHEDULE II

SCHEDULE OF OPTION SHARES

Name of Seller	Maximum Number of Option Shares to be Sold	Percentage of Total Number of Option Shares
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[●]	[●]
J.P. Morgan Securities LLC	[●]	[●]
Morgan Stanley & Co. LLC	[●]	[●]
Barclays Capital Inc.	[●]	[●]
BMO Capital Markets Corp.	[●]	[●]
Citigroup Global Markets Inc.	[●]	[●]
Credit Suisse Securities (USA) LLC	[●]	[●]
Deutsche Bank Securities Inc.	[●]	[●]
Goldman Sachs & Co. LLC	[●]	[●]
Blackstone Advisory Partners L.P.	[●]	[●]
CIBC World Markets Corp.	[●]	[●]
PNC Capital Markets LLC	[●]	[●]
Robert W. Baird & Co. Incorporated	[●]	[●]
KeyBanc Capital Markets Inc.	[●]	[●]
Macquarie Capital (USA) Inc.	[●]	[●]
Stephens Inc.	[●]	[●]
Stifel, Nicolaus & Company, Incorporated	[●]	[●]
Academy Securities, Inc.	[●]	[●]
BTIG, LLC	[●]	[●]
Loop Capital Markets LLC	[●]	[●]
Samuel A. Ramirez & Company, Inc.	[●]	[●]
Siebert Cisneros Shank & Co., L.L.C	[●]	[●]
Total	[●]	100%

SCHEDULE III

1.	Price per share: $[●]

2.	Number of shares offered: [●]

SCHEDULE IV

[●]

SCHEDULE V

SCHEDULE OF LOCK-UP SIGNATORIES

Blackstone Capital Partners VII NQ L.P.

Blackstone Capital Partners VII.2 NQ L.P.

Blackstone Family Investment Partnership VII-ESC NQ L.P.

BCP VII SBS Holdings L.L.C.

BTAS NQ Holdings L.L.C.

Blackstone Capital Partners VII-G L.P.

Blackstone Capital Partners VII.2-G L.P.

New Mountain Partners IV (AIV-E), L.P.

New Mountain Partners IV (AIV-E1), L.P.

Blue Spectrum ZA 2015, L.P.

Jasmine Ventures Pte. Ltd.

Tempo Management LLC

Randolph Street Investment Partners, L.P - 2016 DIF (RSIP)

Momentum Holdings LLC

Daniel S. Henson

Andrew M. Appel

Dina Dublon

Bradley M. Fluegel

Kathryn J. Hayley

David N. Kestnbaum

Mathew J. Lori

Dinesh D. Moorjani

John R. Murphy

Vikram Suresh

Peter F. Wallace

Christopher A. Michalak

Katie J. Rooney

Michael J. Sigmund

Kelly L. Clark

Maria T. Yao

Paulette R. Dodson

EXHIBIT B

FORM OF RELEASE OR WAIVER

Alight Inc.

Public Offering of Common Stock

            , 20

[Name and Address of

Officer or Director

Requesting Waiver]

Dear [Mr.][Ms.] [Name]:

This letter is being delivered to you in connection with the offering by Alight Inc. (the “Company”) of                  shares of common stock, $0.01 par value (the “Common Stock”), of the Company and the lock-up letter dated             , 20     (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver][release] dated             , 20    , with respect to                  shares of Common Stock (the “Shares”).

[●], [●] and [●] hereby agree to [waive][release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective             , 20    ; provided, however, that such [waiver][release] is conditioned on the Company announcing the impending [waiver][release] by press release through a major news service at least two business days before effectiveness of such [waiver][release]. This letter will serve as notice to the Company of the impending [waiver][release].

Except as expressly [waived][released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

Ex. B-1

EXHIBIT C

FORM OF PRESS RELEASE

Alight Inc.

[Date]

Alight Inc. (the “Company”) announced today that [●], [●] and [●], the lead book-running managers in the Company’s recent public sale of [●] shares of common stock, is [waiving][releasing] a lock-up restriction with respect to                  shares of the Company’s common stock held by [certain officers or directors][an officer or director] of the Company. The [waiver][release] will take effect on             , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Ex. C-1